Exhibit 99.1

News Release

For More Information Contact:
Joe Bedewi
Chief Financial Officer
Lattice Semiconductor Corporation
503-268-8000

David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

VETERAN TECHNOLOGY EXECUTIVES
ROBIN ABRAMS AND JOHN BOURGOIN JOIN LATTICE SEMICONDUCTOR'S BOARD OF DIRECTORS

HILLSBORO, OR -SEPTEMBER 1, 2011-Lattice Semiconductor (NASDAQ: LSCC) today announced the appointments of Robin Abrams and John Bourgoin to its Board of Directors. Ms. Abrams has over 30 years of top-level sales, marketing and executive management experience in high-tech companies, both in the U.S. and abroad. Mr. Bourgoin has more than 35 years of executive management experience in the semiconductor industry, including programmable logic, wireline and wireless communications products as well as the microprocessor business.

Ms. Abrams served as the Chief Executive Officer of Firefly Communications, Inc. from 2004 to 2006. In addition to leading several start-ups, Ms. Abrams also served as President and CEO of Palm Computing, Inc., where she launched the Palm V and Palm VII. Prior to Palm, she was President

and CEO of VeriFone, the global leader in debit/credit card authorization solutions. Ms. Abrams also held several key executive positions at Apple. As managing director of Apple Asia, she helped open the Chinese and Indian markets to Apple products, and subsequently became president of Apple Americas.  Previously, Ms. Abrams held senior product marketing positions at Norwest Bank (Wells Fargo) and Unisys. Ms. Abrams currently serves as an advisor to several start-ups and is a member of the Boards of Directors of HCL Technologies Ltd., Openwave Systems Inc., and Sierra Wireless, Inc.

Mr. Bourgoin served as President and Chief Executive Officer of MIPS Technologies, Inc. from 1998 until his retirement in 2009. Previously, he had served as Senior Vice President of Silicon Graphics, Inc. from 1996 to 1998, where he established the intellectual property business model for MIPS and orchestrated the MIPS spin-out from Silicon Graphics. Mr. Bourgoin also was employed at Advanced Micro Devices, Inc., where he held various senior positions, including Group Vice President of Microprocessor Products. He also has extensive experience in the programmable logic industry, having served as the Vice President of AMD's Programmable Logic Division. Mr. Bourgoin is currently a member of the Board of Directors at Micrel, Inc.

“The addition to our board of Robin and John, two technology leaders with an extraordinary range of technology and executive experience, underscores the opportunities in front of Lattice for growth of market share, revenue and profitability,” said Patrick Jones, Lattice's Chairman of the Board. “Robin and John will be a powerful resource for both the board and the senior management team at Lattice as the Company continues to leverage its differentiated low-cost low-power market position, product portfolio and global distribution channels to continue gaining market share.”

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties, including statements relating to the opportunities in front of Lattice for growth of market share, revenue and profitability and the Company's ability to leverage its differentiated low-cost low-power market position, product portfolio and global distribution channels to continue gaining market share. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Factors that may cause actual results to differ materially from the forward-looking statements in this press release include those risks that are described from time to time in our filings with the

Securities and Exchange Commission. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor:

Lattice is the source for innovative FPGA, PLD, programmable Power Management and Clock Management solutions. For more information, visit www.latticesemi.com.
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Lattice Semiconductor Corporation, Lattice (& design), L (& design) and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

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